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                                                                   EXHIBIT 10.40




                               FIRST AMENDMENT
                                   TO THE
                 ALLWASTE EVA(R) INCENTIVE COMPENSATION PLAN


         This First Amendment (the "Amendment") to the Allwaste EVA(R) Incentive Compensation Plan (the "Plan") is executed pursuant to Section 5(B) of the the Plan. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

         WHEREAS, Allwaste, Inc. (the "Company") entered into that certain Agreement and Plan of Merger dated as of March 5, 1997, by and among Philip Environmental Inc., an Ontario corporation (now known as Philip Services Corp., "Philip"), Taro Aggregates Ltd., an Ontario corporation and wholly-owned subsidiary of Philip ("Taro"), and Philip/Atlas Merger Corp., a Delaware corporation and wholly-owned subsidiary of Taro ("Sub"), pursuant to which Sub will be merged with and into the Company and the Company will become an indirect wholly-owned subsidiary of Philip (the "Merger"); and

         WHEREAS, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") is authorized by Section 5(B) of the Plan to amend the Plan from time to time; and

         WHEREAS, the Committee desires to amend the Plan to provide for payment of a pro rata portion of any Incentive Declaration with respect to the Plan Year ended August 31, 1997 to a Plan Participant whose employment is involuntarily terminated other than for Cause subsequent to the Merger and prior to payment of Incentive Payments with respect to such Plan Year.

         NOW, THEREFORE, as authorized by the Committee, the Plan is hereby amended as follows:

         1. Section 4(B) of the Plan is hereby revised in its entirety to read as follows:

                 B.       TERMINATIONS

                          1.      CURRENT PLAN YEAR INCENTIVE PAYMENT

                          Except as set forth below, a Plan Participant whose employment with Allwaste terminates, for whatever reason, before receipt of the Incentive Payment for a Plan Year, will not be eligible to receive the Incentive Payment for such Plan Year (even if an Incentive Declaration has been made or determined at the time of termination). Notwithstanding the foregoing, any Plan Participant whose employment with Allwaste is terminated by Allwaste without Cause prior to the payment of Incentive Payments with respect to the Plan Year ended August 31, 1997 (the "1997 Plan Year") and subsequent to the Merger shall be entitled to receive, at the time of termination, a pro rata portion of the Incentive Declaration, if any, that would have been added to such Plan Participant's Incentive Bank with respect to the 1997 Plan Year. This pro rata portion shall be calculated by multiplying such Plan Participant's




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                          Incentive Declaration for the 1997 Plan Year by a
                          fraction: (i) the numerator of which is the number of months of the 1997 Plan Year in which such Plan Participant was employed by Allwaste; and (ii) the denominator of which is twelve.

                          2.      INCENTIVE BANK BALANCES

                                  a)       If a Plan Participant's employment
                                           with Allwaste was terminated as a
                                           result of his death or disability or
                                           by Allwaste without Cause, any
                                           positive Incentive Bank Balance, as
                                           of the end of the previous Plan
                                           Year, attributable to such
                                           terminated Plan Participant will be
                                           paid in full at the time of
                                           termination.  Notwithstanding the
                                           foregoing, if a Plan Participant's
                                           employment with Allwaste is
                                           terminated by Allwaste without Cause
                                           prior to payment of Incentive
                                           Payments for the 1997 Plan Year,
                                           such terminated Plan Participant
                                           shall be entitled to receive any
                                           positive Incentive Bank Balance,
                                           including the one- third portion of
                                           any Incentive Declaration
                                           attributable to the 1997 Plan Year
                                           that would have been added to such
                                           Plan Participant's Incentive Bank,
                                           in full at the time of termination.

                                  b)       If a Plan Participant voluntarily
                                           terminates his employment with
                                           Allwaste, such Plan Participant
                                           shall thereby forfeit all positive
                                           Incentive Bank balances that have
                                           not vested (in accordance with the
                                           following paragraph) at the time of
                                           termination.

                                  c)       Once a Plan Participant reaches the
                                           age of 55 and has been employed by
                                           Allwaste for ten years, he will be
                                           vested in 50% of his positive
                                           Incentive Bank balance for purposes
                                           of distributions in connection with
                                           his retirement, and shall vest in
                                           the remaining 50% of any positive
                                           Incentive Bank balance at the rate
                                           of 10% per year until reaching the
                                           age of 60, at which time he shall be
                                           fully-vested in any positive
                                           Incentive Bank balance.  The Plan
                                           Participant must in all cases have
                                           completed the ten-year service
                                           requirement before being entitled to
                                           receive any retirement distribution
                                           of any positive Incentive Bank
                                           balances.  Vested Incentive Bank
                                           balances may increase or decrease as
                                           a result of subsequent-year
                                           Incentive Declarations, and are
                                           subject to forfeiture pursuant to
                                           the following paragraph.

                                  d)       If a Plan Participant is terminated
                                           by Allwaste for Cause, such Plan
                                           Participant shall thereby forfeit
                                           all positive Incentive Bank
                                           balances, whether or not vested.



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                                  e)       On a Change in Control (as defined
                                           in Appendix A), all positive
                                           Incentive Bank balances will be paid
                                           to Plan Participants.

         2. Except as amended hereby, the terms and provisions of the Plan shall remain in full force and effect, and the Plan and this Amendment shall be read, taken and construed as one and the same instrument.


         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing First Amendment to the Plan by the Compensation Committee of the Board of Directors of the Company, the Company has caused this Amendment to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of the 14th day of July, 1997.


                                 ALLWASTE, INC.


                                 By:     /s/ Robert M. Chiste
                                         -------------------------------------
                                 Name:   Robert M. Chiste
                                 Title:  President and Chief Executive Officer




ATTEST:

By:      /s/ William L. Fiedler
         ---------------------------------------------------
Name:    William L. Fiedler
Title:   Vice President, General Counsel, Secretary
         and Corporate Compliance Officer



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